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                            CITYSCAPE FINANCIAL CORP.
                        COMPUTATION OF EARNINGS PER SHARE

                                                                 THREE MONTHS ENDED
                                                                      MARCH 31,
                                                            ------------------------------
                                                               1998(1)           1997(2)
                                                            ------------      ------------
Earnings (loss) from continuing operations                  $(51,182,399)     $  7,486,095
Preferred stock dividends                                     (1,570,356)
Preferred stock default payments                              (3,016,774)               --
                                                            ------------      ------------
EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                   (55,769,529)        7,486,095
Earnings (loss) from discontinued operations                          --         9,308,696
                                                            ------------      ------------
NET EARNINGS (LOSS) APPLICABLE TO COMMON STOCK              $(55,769,529)     $ 16,794,791
                                                            ------------      ------------

ADJUSTMENT TO NET EARNINGS (LOSS):
   Add:  After-tax interest expense from Convertible
                Debentures                                            --                --
            Preferred stock dividends                                 --                --
                                                            ------------      ------------
   TOTAL ADJUSTMENTS                                                  --                --
                                                            ------------      ------------

Earnings (loss) applicable to common stock                  $(55,769,529)     $  7,486,095
Earnings (loss) from discontinued operations                          --         9,308,696
                                                            ------------      ------------
ADJUSTED NET EARNINGS (LOSS) APPLICABLE TO COMMON STOCK     $(55,769,529)     $ 16,794,791
                                                            ============      ============

WEIGHTED AVERAGE COMMON SHARES                                47,578,738        29,724,252

Effect of dilutive securities:
     Warrants                                                         --                --
     Stock options                                                    --         1,156,233
     Convertible preferred stock                                      --                --
     Convertible Debentures                                           --                --
                                                            ------------      ------------

ADJUSTED WEIGHTED AVERAGE COMMON SHARES                       47,578,738        30,880,485
                                                            ============      ============

EARNINGS (LOSS) PER COMMON SHARE:
  BASIC
    Continuing operations                                   $      (1.17)     $       0.25
    Discontinued operations                                           --              0.32
                                                            ------------      ------------
       NET (LOSS) EARNINGS                                  $      (1.17)     $       0.57
                                                            ============      ============

  DILUTED
    Continuing operations                                   $      (1.17)     $       0.24
    Discontinued operations                                           --              0.30
                                                            ------------      ------------
       NET (LOSS) EARNINGS                                  $      (1.17)     $       0.54
                                                            ============      ============

(1) For the three months ended March 31, 1998, the incremental shares from assumed conversions are not included in computing the diluted share amounts because their effect would be antidilutive since an increase in the number of shares would reduce the amount of loss per share.

(2) For the three months ended March 31, 1997, the effect of the Convertible Debentures is antidilutive and is not included in the computation of diluted EPS. Earnings from continuing operations is used as the "control number" in determining whether these potential common shares are dilutive or antidilutive.